Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement No. 333-138599, Amendment No. 5 on Form S-1 of our report dated June 14, 2007 relating to the financial statements of Directional Drilling Contractors, LLC for the years ending December 31, 2006 and 2005, for the filing with and attachment to the Amendment No. 5 on Form S-1 of Diamondback Energy Services, Inc. We also consent to the reference to our firm under the caption “Experts” in the prospectus.

/s/ Plante & Moran, PLLC

East Lansing, Michigan

March 14, 2008